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                                                               Exhibit 10.47(d)

                                 AMENDMENT NO. 4
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT



     Amendment No. 4, dated December 18, 2000, to Amended and Restated Loan Agreement, dated as of April 20, 1999 (as amended, supplemented or modified from time to time the "Loan Agreement"), by and between National Wireless Holdings Inc., a Delaware corporation ("Lender" or "National") and Electronic Data Submission Systems, Inc., a Delaware corporation ("Borrower").

     WHEREAS, Lender has advanced to Borrower $1,800,000 of the Initial Commitment (as hereinafter defined) and $3,000,000 of a $3,000,000 Bridge Commitment (as hereinafter defined) under the Loan Agreement;

     WHEREAS, the accrued and unpaid interest under the Loan Agreement, aggregating $520,486.05 on the date hereof (the "Accrued Interest"), has been added to the principal amount due;

     WHEREAS, the capitalized terms not otherwise defined herein and sections referenced have the meanings contained in the Loan Agreement; and

     WHEREAS, Borrower and Lender wish to amend the terms of the Loan Agreement, which serves as a bridge to a proposed long term debt or equity financing of the Borrower from third parties, which may include banks (the "Proposed Financing");

     NOW THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, and subject to the conditions set forth herein, the parties hereto hereby agree that:

     1. The following definitions set forth in Section 1.1 of the Loan Agreement be, and they hereby are, amended to read, in their entirety, as follows:

          "Commitment" - the obligation of National to make Loans hereunder in the aggregate principal amount at any one time outstanding equal to the sum of (i) the Initial Commitment and (ii) the Bridge Commitment. "Initial Commitment" shall mean up to One Million Eight Hundred Thousand Dollars ($1,800,000). "Bridge Commitment" shall mean up to Three Million Dollars ($3,000,000).

          "Commitment Termination Date" -December 31, 2001, except as provided in Section 9.13.

          "Note" - the Initial Note and the Amended and Restated Bridge Note, each as defined in subsection 2.4(a) hereof.

     2. The second sentence of Section 2.4(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

          (a) The Loans in respect of the Bridge Commitment shall be made only in accordance with a budget approved from time to time by the Lender and shall be evidenced by


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     a single promissory note of the Borrower in substantially the form of
     Exhibit K annexed hereto (the "Amended and Restated Bridge Note"), dated as of the date thereof, payable to the order of National, in a principal amount equal to the Bridge Commitment and otherwise duly completed.

     3. Section 2.5(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

       (a) Subject to earlier prepayment as herein provided or as provided in the Initial Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Initial Commitment outstanding on the Commitment Termination Date, in fifteen (15) consecutive equal monthly installments commencing on the Commitment Termination Date and on the last day of each month thereafter until all principal with respect to the Loans, shall be due and payable. Subject to earlier prepayment as herein provided or as provided in the Bridge Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Bridge Commitment and Accrued Interest on the Commitment Termination Date.

     4. Section 2.6(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

       (a) The Borrower shall pay to National interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum equal to eight (8%) percent or the Prime Rate, whichever is greater. Except as provided in the next sentence, interest shall be payable (i) quarterly in arrears on the last day of each calendar quarter with respect to the principal amount of the Loans outstanding during the calendar quarter then ended until payment in full of the Note (provided however, with respect to any calendar quarter ending prior to the Commitment Termination Date, so long as no Default or Event of Default shall be in existence, the interest shall be paid by means of a Loan hereunder as of the due date of such interest, which Loan shall accrue interest and be payable pursuant to the terms of this Agreement) and (ii) upon the payment or prepayment of principal (but only on the principal so paid or prepaid). All accrued but unpaid interest, fees and all other amounts payable under the Original Loan Agreement shall be paid on the date of this Agreement by means of the making of a Loan under this Agreement. Interest which is payable at the Post-Default Rate (hereinafter defined) shall be payable from time to time on demand of National.

     5. Section 2.9(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

        (a)   [ omitted ]

     6. Exhibit K to the Loan Agreement shall be replaced by Exhibit K attached hereto.

     7. National hereby waives breaches existing on the date hereof of covenants of Borrower set forth in Sections 6.9, 7.1(b), 7.5 and 7.11 of the Loan Agreement, without prejudice to its rights arising from breaches of any covenants of the Loan Agreement, including without limitation the mentioned covenants, from and after the date hereof.

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     8. Except as expressly amended hereby, all terms and conditions of the Loan
Agreement and all other Loan Documents remain in full force and effect. All collateral security and guarantees in connection with the Loan Agreement and/or the Loan Documents are hereby confirmed and ratified in all respects. The execution, delivery and performance of this letter amendment has been duly authorized by the Borrower and is the valid, binding and enforceable obligation of Borrower, enforceable in accordance with its terms.

     9. The Lender reserves all of Lender's rights with respect to any breaches, defaults, or other matters in existence in connection with the Loan Agreement, and the execution and delivery of this Amendment No. 4 shall not affect any of the rights of Lender with respect thereto.

     10. Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

     11. Each of the parties hereto (i) acknowledges that Hahn & Hessen LLP has acted, and from time to time continues to act, as counsel to Lender, or affiliates thereof, as well as to Borrower, (ii) consents to the representation of the Borrower and such other representation of Lender by Hahn & Hessen LLP and
(iii) waives any conflicts of interest claim which may arise therefrom.

     12. This Amendment No. 4 may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the undersigned. Delivery of an executed counterpart of a signature page to this Amendment No. 4 by fax shall be as effective as delivery of a manually executed signature page hereto.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date first above set forth.

                                          NATIONAL WIRELESS HOLDINGS INC.

                                          By:  /s/ Terrence S. Cassidy
                                          Title: Principal Executive Officer
AGREED:

ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

By: /s/ Ana L. English
Title:  Chief Operating Officer

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                                                               Exhibit 10.47(e)

                                    EXHIBIT K
                     TO AMENDED AND RESTATED LOAN AGREEMENT
                                 BY AND BETWEEN
                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.
                       AND NATIONAL WIRELESS HOLDINGS INC.


                        AMENDED AND RESTATED BRIDGE NOTE


                                                             New York, New York
                                                             December 18, 2000
$3,000,000

     FOR VALUE RECEIVED, the undersigned, Electronic Data Submission Systems, Inc., a Delaware Corporation, (the "Borrower"), hereby promises to pay to the order of National Wireless Holdings Inc., a Delaware Corporation ("National"), at the Principal Office of National or at such other place as National may from time to time designate to Borrower in writing, (a) the lesser of (i) the principal sum of THREE MILLION DOLLARS ($3,000,000) or (ii) the aggregate principal amount of all Loans outstanding in respect of the Bridge Commitment under the Loan Agreement hereinafter referred to, including without limitation accrued but unpaid interest hereon, in lawful money of the United States of America and in immediately available funds, and (b) interest on the unpaid principal amount of the Bridge Loan, in like money and funds, for the period commencing on the date of the Bridge Loan until the Bridge Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement. In no event shall interest exceed the maximum interest rate permitted by law.

     The Borrower shall pay interest on the Bridge Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) which shall not be paid in full when due (whether by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post Default Rate (as defined in the Loan Agreement) and all such interest shall be payable upon demand.

     National is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Loan made by National under the Loan Agreement and the amount of each payment or prepayment of principal of each Loan received by National applicable to this Note, it being understood, however, that failure to make any such notation shall not affect the rights of National or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans.

     This Note is issued pursuant to the Amended and Restated Loan Agreement, originally dated April 20, 1999, (as amended, restated, modified and supplemented, the "Loan Agreement") by and between the Borrower and National and evidences Loans made by National thereunder, and is the Amended and Restated Bridge Note referred to in Amendment No. 4 to the Loan Agreement. This Note is secured in the manner described in the Loan Agreement and in the Security Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

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     This Note amends and restates in its entirety and is given in substitution for but not in satisfaction of the Amended and Restated Bridge Note dated as of August 8, 2000, executed by Borrower in favor of Lender, in the original principal sum of $3,000,000.

     If an Event of Default occurs which has not been cured within any applicable cure period, the principal hereof, accrued interest and all accrued fees hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     The Borrower may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Loan Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees and disbursements in case default occurs in the payment of this Note.




ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

By: /s/ Ana L. English
Title:  Chief Operating Officer



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                  SCHEDULE TO AMENDED AND RESTATED BRIDGE NOTE



     This Note evidences Loans made under the within described Loan Agreement in respect of the Bridge Commitment, in the principal amounts and on the dates set forth below, subject to the payments or prepayments of principal set forth below:


                      Principal            Principal Amount     Balance
Date Made             Amount of Loan       Paid or Prepaid      Outstanding
---------             --------------       ---------------      -----------


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